Exhibit 99.1
FOR IMMEDIATE RELEASE
July 31, 2020

CORRECTION: THE EASTERN COMPANY REPORTS RESULTS
FOR THE SECOND QUARTER 2020
A 21% DECLINE IN NET SALES TO $48.8 MILLION;
A LOSS OF $0.30 PER SHARE, PRIMARILY DUE TO $4.0 MILLION GOODWILL CHARGE;
AND ADJUSTED EARNINGS OF $0.23 PER SHARE

This revised press release corrects the press release issued by The Eastern Company (NASDAQ:EML) at 8:00 a.m. ET on July 31, 2020. This revised press release is being issued solely to correct adjusted earnings per share and the calculation of adjusted earnings per share to present such items net of taxes for each of the periods reported. Set forth below is the corrected press release in its entirety.

NAUGATUCK, CT – July 31, 2020 – The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving niche industrial markets, today announced the results of operations for the second quarter ended June 28, 2020.

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As a result of Eastern’s comprehensive program to maintain the health and safety of employees across all 21 operating locations, the Company temporarily suspended operations in three locations in the second quarter of 2020 due to concerns over the COVID-19 pandemic.

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Second fiscal quarter of 2020 net sales of $48.8 million fell by 21% compared to the same period in the prior year, primarily as a result of customer shutdowns resulting from the COVID-19 pandemic. Sales to electric vehicle manufacturers and military equipment producers remained resilient. The Company also leveraged its production capabilities to manufacture emergency hospital bed frames to meet demand from field hospitals.

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Earnings per fully diluted share in the second fiscal quarter of 2020 declined to a loss of $0.30.  The Company incurred a $4.0 million goodwill impairment charge, related to Greenwald Industries, and a one-time restructuring charge of $280 thousand, related to the sale of the Canadian Commercial Vehicles Corporation.  Adjusted for these charges, net income per share was $0.23 in the second fiscal quarter of 2020. (See below for reconciliation).

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Cash flow from operations was $5.9 million in the second fiscal quarter of 2020 and the Company’s balance sheet continues to strengthen with a $3.5 million increase in cash and $1.4 million in debt payments during the second fiscal quarter of 2020.

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The Company accelerated its portfolio optimization in the second fiscal quarter with the sale of its subsidiary, Canadian Commercial Vehicles Corporation, and is taking further actions to streamline its businesses, improve short-term results, and position its businesses for growth in the future.

President and CEO August Vlak commented, “Sales in the second quarter of 2020 were $48.8 million, a decrease of 21% compared to the second quarter of 2019. The decline in sales compared to the same period in 2019 was partly offset by the inclusion in the 2020 period of Big 3 Precision, which we acquired in August 2019. The reduction in sales was primarily due to the mandated and voluntary closure of many of our customers’ operations, primarily in April and May of 2020. Many of our customers closed their operations and stopped receiving shipments in response to concerns about employee health and safety during the COVID-19 pandemic. We estimate that we lost more than a cumulative 1,600 shipping days to approximately 80 customers in the second quarter due to these temporary closures.”

“In the second quarter, sales to electric vehicle manufacturers and military equipment producers provided a bright spot, as our investments in these markets continued to deliver growth. Similarly, sales to and orders from manufacturers of consumer sporting and recreational goods markets started to rebound towards the end of the second quarter,” said Mr. Vlak.

“The numerous actions that we have taken to control expenses have allowed our businesses to withstand a significant economic downturn. Among other savings, we reduced our budgeted spending on sales and administrative expenses by more than 20% in the second quarter of 2020. Actions include the suspension of all hiring of salaried positions, cessation of discretionary spending, temporary reduction in work hours, initiation of furloughs, cancellation of certain regularly scheduled merit-based salary increases, and a limitation on capital spending to critical maintenance, safety, and regulatory projects. We are sustaining these and other expense reductions and are taking further action to reduce structural costs across the Company, including further portfolio rationalization and planned facility consolidations,” added Mr. Vlak.

Mr. Vlak continued, “Our balance sheet remains strong. In the second quarter of 2020, we generated $5.9 million in cash from operations and grew our cash balance by $3.5 million to $20.0 million at the end of the second quarter 2020 compared to $16.5 million at the end of the first quarter in 2020. Based on our extensive scenario planning, we believe that Eastern has a solid balance sheet with ample resources to navigate the current business environment. As of June 27, 2020, our Current Ratio is 3.8x. Our net leverage ratio is 2.9x, and our fixed charge coverage ratio is 2.3x – both of which are well within with our bank covenants of 4.25x and 1.25x, respectively. Our net leverage ratio is based on adjusted EBITDA, as defined in our credit agreement, for the twelve months ended June 27, 2020.”

“In the past quarter, we accelerated our work on portfolio optimization. We divested our subsidiary, Canadian Commercial Vehicles Corporation, and, after reviewing our plans for Greenwald Industries, we concluded that we no longer believe that the carrying value of the goodwill from this acquisition in 2000 reflects the performance of the business. As a result, we posted a goodwill impairment charge of $4.0 million in the second quarter,” added Mr. Vlak.

Mr. Vlak concluded, “We are navigating a rapidly evolving economic environment, but this past quarter has demonstrated the resilience of our businesses. While managing the short-term operational and demand challenges, we remain committed to our vision to build long-term shareholder value. When we acquired Big 3 Precision, we shared our pro forma annual earnings of $3.09 per fully diluted share, reported our 10Q dated November 7, 2019, which we believe remains an appropriate performance goal for the Company when the domestic economy stabilizes.”

Second Quarter 2020 Segment Results
Sales in the Industrial Hardware segment fell by 10% to $33.9 million in the second fiscal quarter of 2020 from $37.5 million in the second fiscal quarter of 2019. Excluding Big 3 Precision, sales in the second fiscal quarter of 2020 decreased by 42% compared to the same period in 2019. Sales in the Security Products segment declined by 33% in the second quarter of 2020 compared to the second quarter of 2019, primarily as a result of customer closures and a decline in demand related to the COVID-19 pandemic. Sales in the Metal Products segment decreased by 48% in the second fiscal quarter of 2020 compared to the second fiscal quarter of 2019, as mining sales in the second fiscal quarter were materially impacted by mine closures related to the COVID-19 pandemic, a decline in natural gas prices and a rapid deterioration in energy markets.

Operating profits decreased in all segments in the second fiscal quarter of 2020 compared to the second quarter of 2019. Operating profits from the Industrial Hardware segment were down by 39% in the second fiscal quarter of 2020 compared to same period in 2019. Operating profit margin for the Industrial Hardware segment improved to 5.7% of sales in the second fiscal quarter of 2020 from 2.0% of sales in the second fiscal quarter of 2019, largely a result of the avoidance of significant restructuring costs and the addition of Big 3 Precision. Operating profits from the Security Products segment declined by 54% in the second fiscal quarter of 2020 compared to same period in 2019. Operating profit margin for the Security Products segment declined to negative 28.0% of sales in the second fiscal quarter 2020 from 11.5% of sales in the second fiscal quarter of 2019. The decline is primarily attributable to the goodwill impairment charge of $4.0 million, or 36% of sales. Metal Products generated an operating loss of $932 thousand in the second fiscal quarter of 2020.

Conference Call and Webcast
The Eastern Company will host a conference call to discuss its results for the second fiscal quarter of 2020 and other matters on Thursday, August 6, 2020 at 11:00 AM Eastern Time. Participants can access the conference call by phone at (888) 669-0687 (toll free in US & Canada) or (862) 298-0702 (international). Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/36298.

About The Eastern Company
The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to niche markets, focusing on industries that offer long-term macroeconomic growth opportunities. The Company operates across three reporting segments -- Industrial Hardware, Security Products and Metal Products -- from locations in the U.S., Canada, Mexico, U.K., Taiwan and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements
Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words "believes," "intends", "continues," "reflects," "plans," "anticipates," "expects," and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Among the risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to, the impact of the ongoing COVID-19 pandemic, including the impact of shutdowns and other restrictions imposed in response to COVID-19 on our supply chain and production and consumer demand for our products, changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
The non-GAAP financial measures we provide in this report should be viewed in addition to, and not as an alternative for, results prepared in accordance U.S. GAAP.

We provide certain results excluding Big 3 Precision because we believe these allow for better comparability to the prior period.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted EPS and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income (loss), diluted earnings (loss) per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted EPS is defined as diluted earnings (loss) per share excluding, when they occur, the impacts of impairment losses and restructuring expenses. We believe that adjusted EPS provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.

Adjusted EBITDA is defined as net income (loss) from continuing operations before interest expense, provision for (benefit from) income taxes, and depreciation and amortization; in addition to these adjustments, we exclude, when they occur, the impacts of impairment losses and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Investor Relations Contacts

The Eastern Company
August Vlak or John L. Sullivan III 203-729-2255

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$48,833,409	$61,439,929	$114,159,025	$122,323,077
Cost of products sold	(38,076,590)	(46,430,039)	(88,308,972)	(93,504,144)
Gross margin	10,756,819	15,009,890	25,850,053	28,818,933

Product development expense	(756,171)	(2,174,803)	(1,531,615)	(4,414,579)
Selling and administrative expenses	(7,960,307)	(8,076,501)	(17,858,438)	(16,474,766)
Goodwill impairment loss	(4,002,548)	—	(4,002,548)	—
Restructuring costs	(280,000)	(1,799,293)	(280,000)	(2,635,987)
Operating profit (loss)	(2,242,207)	2,959,293	2,177,452	5,293,601

Interest expense	(606,553)	(261,618)	(1,434,217)	(554,158)
Other income	416,917	586,823	603,322	600,748
Income (loss) before income taxes	(2,431,843)	3,284,498	1,346,556	5,340,191

Income taxes	(543,061)	754,725	339,521	1,239,458
Net income (loss)	$(1,888,782)	$2,529,773	$1,007,036	$4,100,733

Earnings (loss) per Share:
Basic	$(.30)	$.41	$.16	$.66

Diluted	$(.30)	$.40	$.16	$.65

Cash dividends per share:	$.11	$.11	$.22	$.22

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	June 27, 2020	December 28, 2019
	(unaudited)
Current Assets
Cash and cash equivalents	$19,986,055	$17,996,505
Marketable securities	25,916	34,305
Accounts receivable, less allowances: 2020 - $693,000;2019 - $556,000	33,580,263	37,941,900
Inventories	55,908,740	54,599,266
Current portion of note receivable	221,348	—
Prepaid expenses and other assets	3,668,863	4,343,507
Total Current Assets	113,391,185	114,915,483

Property, Plant and Equipment	87,020,830	88,336,243
Accumulated depreciation	(47,313,479)	(46,313,630)
	39,707,351	42,022,613

Goodwill	75,440,535	79,518,012
Trademarks	5,404,283	5,404,283
Patents and other intangibles net of accumulated amortization	25,012,787	26,460,110
Long term note receivable, less current portion	1,030,595	—
Right of Use Assets	11,384,763	12,342,475
	118,272,963	123,724,880
TOTAL ASSETS	$271,371,499	$280,662,976

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY	June 27, 2020	December 28, 2019
	(unaudited)
Current Liabilities
Accounts payable	$18,942,706	$19,960,507
Accrued compensation	2,044,562	3,815,186
Other accrued expenses	4,849,785	2,967,961
Current portion of long-term debt	5,187,689	5,187,689
Total Current Liabilities	31,024,742	31,931,343

Deferred income taxes	4,374,343	5,270,465
Other long-term liabilities	2,465,260	2,465,261
Lease liability	11,384,763	12,342,475
Long-term debt, less current portion	90,954,799	93,577,544
Accrued postretirement benefits	1,000,476	1,007,146
Accrued pension cost	27,388,381	28,631,485

Shareholders’ Equity

Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	31,100,484	30,651,815
Issued: 8,987,324 shares in 2020 and 8,975,434 shares in 2019
Outstanding: 6,237,595 shares in 2020 and 6,240,705 shares in 2019
Treasury Stock: 2,749,729 shares in 2020 and 2,734,729 shares in 2019	(20,537,962)	(20,169,098)
Retained earnings	119,310,219	120,189,111
Accumulated other comprehensive loss:
Foreign currency translation	(2,564,356)	(2,037,952)
Unrealized gain on marketable securities, net of tax	(6,796)	(471)
Unrealized gain (loss) on interest rate swap, net of tax	(1,679,808)	167,489
Unrecognized net pension and postretirement benefit costs, net of tax	(22,843,046)	(23,363,637)
Accumulated other comprehensive loss	(27,094,006)	(25,234,571)
Total Shareholders’ Equity	102,778,735	105,437,257
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$271,371,499	$280,662,976

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 27, 2020	June 29, 2019
Operating Activities
Net income	$1,007,036	$4,100,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,050,250	2,391,314
Unrecognized pension and postretirement benefits	(962,094)	448,214
Goodwill impairment loss	4,002,548	—
(Gain) loss on sale of equipment and other assets	(420,536)	2,208,740
Provision for doubtful accounts	156,286	43,420
Stock compensation expense	448,669	293,726
Changes in operating assets and liabilities:
Accounts receivable	3,408,873	(1,794,182)
Inventories	(2,330,448)	3,618,303
Prepaid expenses and other	616,300	(21,533)
Other assets	734,790	709,357
Accounts payable	(730,055)	(89,081)
Accrued compensation	(1,697,444)	(1,307,966)
Other accrued expenses	(927,178)	(1,893,440)
Net cash provided by operating activities	7,356,997	8,707,605

Investing Activities
Marketable securities	8,389	(23,136)
Business disposition	1,378,602	—
Proceeds from sale of equipment	445,212	—
Purchases of property, plant and equipment	(1,183,419)	(1,261,942)
Net cash provided by/used in investing activities	648,784	(1,285,078)

Financing Activities
Principal payments on long-term debt	(2,622,745)	(6,275,000)
Note Receivable	(1,251,943)	—
Purchase common stock for treasury	(368,864)	—
Dividends paid	(1,372,673)	(1,373,700)
Net cash used in financing activities	(5,616,225)	(7,648,700)

Effect of exchange rate changes on cash	(400,006)	(31,690)
Net change in cash and cash equivalents	1,989,550	(257,863)

Cash and cash equivalents at beginning of period	17,996,505	13,925,765
Cash and cash equivalents at end of period	$19,986,055	$13,667,902

Reconciliation of earnings (loss) per share from GAAP to Non-GAAP financial measure

For the Three and Six Months ended June 27, 2020

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Net Income (Loss) as reported per generally accepted accounting principles (GAAP)	$(1,888,782)	$2,529,773	$1,007,036	$4,100,733

Earnings (Loss) Per Share as reported under generally accepted accounting principles (GAAP):
Basic	$(0.30)	$0.41	$0.16	$0.66
Diluted	$(0.30)	$0.40	$0.16	$0.65

Adjustments for one-time expenses
Goodwill impairment loss (A)	$(3,109,980)		$(2,993,906)

Restructuring costs	$(217,560)(B)	$(1,381,857)(C)	$(209,440)(B)	$(2,024,438)(C)(D)
	$(3,327,540)	$(1,381,857)	$(3,203,346)	$(2,024,438)

Adjusted Net Income (related to one-time expenses); (Non-GAAP)	$1,438,758	$3,911,630	$4,210,382	$6,125,171

Adjusted Earnings per share (related to one-time expenses); (Non-GAAP)
Basic	$0.23	$0.63	$0.68	$0.98
Diluted	$0.23	$0.62	$0.68	$0.98

A) Goodwill impairment
B) Cost incurred on disposition of Canadian Commercial Vehicles Corporation
C) Cost incurred on closure of Road IQ in Bellingham, Washington
D) Cost incurred on the relocation of Composite Panels Technology

Reconciliation of EBITDA from GAAP to Non-GAAP financial measure

For the Three and Six Months ended June 27, 2020 and June 29, 2019

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Net Income(loss) as reported per generally accepted accounting principles (GAAP)	$(1,888,782)	$2,529,773	$1,007,036	$4,100,733

Interest expense	606,553	261,618	1,434,217	554,158

Provision for (benefit from) income taxes	(543,061)	754,725	339,521	1,239,458

Depreciation and amortization	1,994,468	952,515	4,050,250	2,391,314

Goodwill impairment loss	4,002,548A		4,002,548

Restructuring costs	280,000B	1,799,293C	280,000	2,635,987C,D

Transaction costs	17,182		17,182

Adjusted EBITDA	$4,468,908	$6,297,924	$11,130,754	$10,921,650

A) Goodwill impairment
B) Cost incurred on disposition of Canadian Commercial Vehicles Corporation
C) Cost incurred on closure of Road IQ in Bellingham, Washington
D) Cost incurred on the relocation of Composite Panels Technology